Exhibit 24.1

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gideon Mantel and Sunil Bhardwaj, or either of them, with full power to each of them to act alone, with full power of substitution and resubstitution, as his or her true and lawful attorney-in-fact and agent for him or her and on his or her behalf and in his or her name, place and stead as a director or officer or both of Commtouch Software Ltd. (the "Registrant") to sign the registration statement relating to an reoffer and resale by selling securityholders of ordinary shares which the Company previously issued as consideration in connection with its acquisition of Wingra Incorporated and Wingra Technologies, LLC, and any and all amendments (including post-effective amendments) to the registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 (and any amendments thereto), and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorney full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she himself or herself might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.


       Name                                  Title                            Date
       ----                                  -----                            ----
/s/GIDEON MANTEL              Chief Executive Officer and Director       August 22, 2001
----------------                 (Principal Executive Officer)
Gideon Mantel

/s/SUNIL BHARDWAJ                   Chief Financial Officer              August 22, 2001
-----------------                (Principal Financial Officer)
Sunil Bhardwaj

/s/DEVYANI PATEL                           Controller                    August 22, 2001
----------------                 (Principal Accounting Officer)
Devyani Patel

/s/ALLAN C. BARKAT                          Director                     August 22, 2001
------------------
Allan C. Barkat

/s/CAROLYN CHIN                             Director                     August 22, 2001
---------------
Carolyn Chin

/s/ELTON KING                               Director                     August 22, 2001
-------------
Elton King

/s/AMIR LEV                                 Director                     August 22, 2001
-----------
Amir Lev

/s/YAIR SAFRAI                              Director                     August 22, 2001
--------------
Yair Safrai

/s/NAHUM SHARFMAN                           Director                     August 22, 2001
-----------------
Nahum Sharfman

/s/RICHARD SORKIN                           Director                     August 22, 2001
-----------------
Richard Sorkin

